Exhibit B.15.3












     BY-LAWS

     HOLYOKE POWER AND ELECTRIC COMPANY







































                                                  Amended
                                                  March 28, 1973
                                                  March 1, 1982
                                                  February 11, 1998


     HOLYOKE POWER AND ELECTRIC COMPANY

     BY-LAWS



     ARTICLE I

     STOCKHOLDERS



SECTION 1- STOCKHOLDERS MEETINGS

     The Annual Meeting of Stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in such place and on such day and hour in the months of January, February, March, April, May or June in each year as shall be fixed by the Board of Directors, or failing action by the Board, by the President, and designated in the call or on any subsequent time or day to which such meeting may be adjourned. In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

     Special meetings of the Stockholders may be called by the President or by the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of any stockholder or stockholders who are entitled to vote and who hold at least ten percent of the capital stock, stating the time, place and purpose of the meeting.

SECTION 2 - CONSENT IN LIEU OF STOCKHOLDERS MEETING

     Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

SECTION 3 - NOTICE OF MEETINGS

     A written or printed notice stating the place, day and hour thereof, shall be given by the Clerk at least seven days before any annual meeting or any special meeting of stockholders to each stockholder by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to each stockholder at his address as it appears upon the books of the corporation.

     Notice of meetings of stockholders shall state the purpose for which the meetings are called.

     Notice shall not be required to be given of any adjourned meeting of said stockholders.

     A special meeting of stockholders may be held immediately and without any formal notice upon the consent and waiver of formal notice by all the stockholders.

SECTION 4 - QUORUM

     A majority in interest of the stock of the Company entitled to vote represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders.

SECTION 5 - ADJOURNMENTS

     In the absence of a quorum at any annual or special meeting, a majority in interest of the stock present in person or by proxy, and entitled to vote may adjourn the meeting from time to time for periods not exceeding thirty
(30) days, until a quorum shall be present.

     At any such adjourned meetings at which a quorum is present, all business which might have been transacted at the meeting as originally called and intended may be transacted.

     At any adjourned meeting proxies intended for use at the meeting as originally called shall be valid unless by the terms of such proxies a different intent shall appear.

SECTION 6 - VOTING

     At each meeting of the stockholders each stockholder of the Company entitled to vote shall have one (1) vote for each share of stock of the Company held by such person and registered in his, or her name on the books of the Company at the time of such meeting.

     Such vote may be given by such stockholder either in person or by proxy.


     ARTICLE II

SECTION 1 - OFFICERS

     The officers of the Corporation shall be a President, one or more Vice Presidents, Clerk, one or more Assistant Clerks, Secretary, Treasurer, one or more Assistant Treasurers, and not less than three directors, all of whom, except the President and Vice Presidents, shall be chosen by ballot at a meeting of the Stockholders, and shall hold their offices for one year or until others are chosen and qualified.

SECTION 2 - ELECTION OF OFFICERS

     The Treasurer, Assistant Treasurers, Clerk, Assistant Clerk and Directors shall be elected by ballot at the annual meeting of the stockholders or at any special meeting. Additional directors can be elected at any annual or special meeting.

     The President and Vice Presidents shall be elected by the Board of Directors at the annual meeting of the Directors or at any special meeting of the Directors.

SECTION 3 - RESIGNATION FROM OFFICE

     Any elected officer may resign his office at any time by resignation in writing, and an acceptance thereof shall not be necessary to make it valid.

SECTION 4 - VACANCIES

     Any vacancies of any executive office or the Board of Directors shall be filled by the Board of Directors until the next meeting of the stockholders.


     ARTICLE III

SECTION 1 - BOARD OF DIRECTORS

     The business, property and affairs of the Company shall be managed by a Board of not less than three nor more than sixteen Directors. Within these limits, the number of positions on the Board of Directors for any year shall be the number fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. The directors so elected shall continue in office until their successors have been elected and qualified.

SECTION 2 - MEETING OF THE BOARD OF DIRECTORS

     The Board of Directors may hold its meetings, have one or more offices, and keep books and records of the Company, at such place or places as said Board may from time to time determine by proper resolution and pursuant to the provisions of law and the By-Laws of the Company.

     Immediately after each election of Directors, the Board shall meet for the purpose of organization and transaction of its proper business. Such first meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for meetings of said Board, or in a consent and waiver of notice signed by all of the Directors.

     Meetings of the Board of Directors shall be held whenever called by the President of the Company, or on written request signed by not less than two
(2) Directors then duly in office.

     Notice of such meetings shall be required to be delivered in hand or mailed to each member of said Board addressed to the residence or usual place of business of such member or director, not less than two (2) days before the day of each meeting. Said notice, however, may be waived by any member or Director in writing, by telegraph or by telephone, and any meeting of said Board without notice of whatsoever kind shall be a legal meeting, provided all members or Directors shall be present and shall have waived such notice.

     Unless otherwise indicated in the notice thereof, any proper business may be transacted at any regular or special meeting.

SECTION 3 - ORGANIZATION

     At all meetings of the Board of Directors, the President, or in the absence of the President, a chairman chosen by a majority of the members or directors present at such meeting, shall act as chairman, and the Clerk of the Company, or in the absence of the Clerk, a Clerk appointed by the chairman shall act as Clerk.

SECTION 4 - QUORUM AND MANNER OF ACTING

     One-third of the directors then in office shall constitute a quorum, except that no quorum shall consist of less than two Directors. a number less than a quorum may adjourn from time to time until a quorum is present. In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.


     ARTICLE IV

     PRESIDENT

     The President shall preside at all meetings of stockholders and the Board of Directors. The President shall, subject to the Board of Directors, perform such duties incident to the office of the President as may from time to time be assigned by the Board of Directors for the President to perform.


     ARTICLE V

     VICE PRESIDENT

     At the request of the President or in the absence or disability of the President, the Vice President shall perform the duties of President, and when so acting shall have the full power of the President and shall be governed by and be subject to the restrictions upon the President.

     ARTICLE VI

     CLERK

     The Clerk of the Company shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall be required to give all notices of such meetings in accordance with the provisions of these By-Laws and as required by law. The Clerk shall be the custodian of all the records of the Company.

     The Clerk shall perform all the duties incident to the Office of the Clerk and such other duties as from time to time may be assigned to said officer by the Board of Directors or by the President.

     The Assistant Clerk shall perform the duties of the office of Clerk of the corporation in the absence of the Clerk, or in the event of the inability of the Clerk to perform the duties of the office, or at the request of the Clerk.

     In case of the absence of the Clerk and the Assistant Clerk from any meeting, a clerk pro tempore shall be chosen, who shall, for such meeting, perform the duties of the office of Clerk.


     ARTICLE VII

     TREASURER

     The Treasurer, subject to the control of the Board of Directors, shall have full charge and custody of and be responsible for all the funds and securities of the Company which may come into the care of said officer; and shall maintain an account or accounts in the name of the Company in such bank or banks, trust company or companies and other depositories as shall be selected and determined by the Board of Directors.

     Checks shall be signed by the Treasurer or such other officer or officers as the Board of Directors may from time to time determine.

     In general, the Treasurer shall perform all such acts and duties incident to the office of Treasurer and such other duties as may be assigned to said officer from time to time by the Board of Directors.


     ARTICLE VIII

     ASSISTANT TREASURERS

     The Assistant Treasurers shall discharge the duties of the Treasurer whenever by reason of death, absence or other cause, they cannot be discharged by the Treasurer, provided, however, that all checks except for the payment of dividends, shall also be countersigned by the President or a Vice President, except as otherwise ordered by the Board of Directors.

ACTION OF THE BOARD OF DIRECTORS

     VOTED: That authority be and it is hereby given to the Assistant Treasurers to sign checks drawn upon the bank deposits of the Company for the payment of payroll and other ordinary operating expenses.


     ARTICLE IX

     FISCAL YEAR

     The fiscal year of the Company shall end on the thirty-first day of December.


     ARTICLE X

     SEAL

     The seal of the Company shall be circular in form and shall contain the words "HOLYOKE POWER AND ELECTRIC COMPANY, CORPORATE SEAL 1925,
MASSACHUSETTS."


     ARTICLE XI

     AMENDMENTS

     These By-Laws may be altered, amended or repealed, except as otherwise provided by law, at any regular or special meeting duly called for the purpose by a vote of a majority of the stockholders represented at said meeting either in person or by proxy and entitled to vote, or by an affirmative vote of directors holding a majority of the number of directorships at any meeting of the Board called for the purpose.


     ARTICLE XII

     INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company shall indemnify each of its Directors and officers (including persons who serve at its request as Directors, officers, or in any other similar capacity of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director or officer, except with respect to any matter as to which he shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director of officer pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director of officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by an interested Director of officer. In discharging his duty any such director of officer, when acting in good faith, may rely upon the books of account of the corporation of or such other organization, reports made to the corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by the Board of Directors of officers, or upon other records of the corporation or of such other organization. Expenses incurred with respect to any such action, suit or proceeding may be advanced by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or an behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The right of indemnification hereby provided shall or be exclusive of or affect any other right to which any Director of officer may be entitled. As used in this paragraph, the terms "Director" and "officer" include their respective heirs, executors and administrators, and an "interested" Director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Article shall affect any rights to indemnification.